Exhibit 10.21

FORM OF

STOCK ESCROW AGREEMENT

This STOCK ESCROW AGREEMENT (this “Agreement”) is made as of December [__], 2005, by and among Boulder Specialty Brands, Inc., (the “Company”), a Delaware corporation, the undersigned parties listed under Investors on the signature page hereto (each, an “Initial Stockholder” and collectively, the “Initial Stockholders”) and Continental Stock Transfer & Trust Company (the “Escrow Agent”), a New York corporation.

WHEREAS, the Company has entered into an Underwriting Agreement, dated December [__] , 2005 (“Underwriting Agreement”), with Citigroup Global Markets Inc. and Roth Capital Partners, LLC acting as the underwriters (collectively, the “Underwriters”), pursuant to which, among other matters, the Underwriters have agreed to purchase 14,000,000 units (“Units”) of the Company. Each Unit consists of one share of the Company’s common stock, par value $0.0001 per share (“Common Stock”, and one warrant (“Warrant”), each Warrant to purchase one share of Common Stock, all as more fully described in the Company’s final Prospectus, dated December [__], 2005 (“Prospectus”) comprising part of the Company’s Registration Statement on Form S-1 (File No. 333-126364) under the Securities Act of 1933, as amended (“Registration Statement”), declared effective on December [14], 2005 (“Effective Date”); and

WHEREAS, the Initial Stockholders have agreed as a condition of the sale of the Units to deposit their shares of Common Stock of the Company, as set forth opposite their respective names in Exhibit A attached hereto (collectively “Escrow Shares”), in escrow as hereinafter provided; and

WHEREAS, the Company and the Initial Stockholders desire that the Escrow Agent accept the Escrow Shares, in escrow, to be held and disbursed as hereinafter provided; and

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1. Appointment of Escrow Agent. The Company and the Initial Stockholders hereby appoint the Escrow Agent to act in accordance with and subject to the terms of this Agreement and the Escrow Agent hereby accepts such appointment and agrees to act in accordance with and subject to such terms.

2. Deposit of Escrow Shares. On or before the Effective Date, each of the Initial Stockholders shall deliver to the Escrow Agent certificates representing his, her or its respective Escrow Shares to be held and disbursed subject to the terms and conditions of this Agreement. Each Initial Stockholder acknowledges that the certificate representing his, her or its Escrow Shares is legended to reflect the deposit of such Escrow Shares under this Agreement.

3. Disbursement of the Escrow Shares. The Escrow Agent shall release from escrow (a) 1,750,000 shares of the Escrow Shares on the third anniversary of the Effective Date and (b) 1,750,000 shares of the Escrow Shares on (i) the consummation by the Company of a merger, stock exchange, asset acquisition or other similar business combination (“Business Combination”) (as described more fully in the Company’s Registration Statement) and (ii) the last sale price of the Common Stock thereafter equaling or exceeding $11.50 per share for any 20 trading days within any 30 trading day period beginning after such consummation. As soon as practicable after either increment of Escrow Shares is released from escrow, the Escrow Agent shall disburse the released Escrow Shares to each Initial Stockholder on a pro rata basis; provided, however, that if the Escrow Agent is notified by the Company pursuant to Section 6.7 hereof that the Company is being liquidated at any time during which the Escrow Shares are being held in escrow, then the Escrow Agent shall promptly destroy the certificates representing the Escrow Shares; provided further, however, that if, after the Company consummates a Business Combination, the Company (or the surviving entity) subsequently consummates a liquidation, merger, stock exchange or other similar transaction which results in all of the stockholders of such entity having the right to exchange their shares of Common Stock for cash, securities or other property, then the Escrow Agent will, upon receipt of a certificate executed by the Chief Executive Officer or Vice Chairman of the Company, in form reasonably acceptable to the Escrow Agent, that such transaction is then being consummated, release the Escrow Shares to the Initial Stockholders upon consummation of the transaction so that they can similarly participate. The Escrow Agent shall have no further duties hereunder after the disbursement or destruction of the Escrow Shares in accordance with this Section 3.

4. Rights of Initial Stockholders in Escrow Shares.

4.1. Voting Rights as a Stockholder. Subject to the terms of the Insider Letter described in Section 4.4 hereof and except as herein provided, the Initial Stockholders shall retain all of their rights as stockholders of the Company during any period in which Escrow Shares are held in escrow, including, without limitation, the right to vote such shares.

4.2. Dividends and Other Distributions in Respect of the Escrow Shares. During any period in which Escrow Shares are held in escrow, all dividends payable in cash with respect to the Escrow Shares shall be paid to the Initial Stockholders, but all dividends payable in stock or other non-cash property (“Non-Cash Dividends”) shall be delivered to the Escrow Agent to hold in accordance with the terms hereof. As used herein, the term “Escrow Shares” shall be deemed to include the Non-Cash Dividends distributed thereon, if any.

4.3. Restrictions on Transfer. In order to induce the Underwriters to enter into the Underwriting Agreement, the Initial Stockholders will not offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Initial Stockholders or any affiliate of the Initial Stockholders or any person in privity with the Initial Stockholders or any affiliate of the Initial Stockholders), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission (the “Commission”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any Escrow Shares, or publicly announce an intention to effect any such transaction, during the period in which such Escrow Shares are held in escrow, provided that the foregoing sentence shall not apply to (a) any Escrow Shares disposed of as bona fide gifts, (b) any gifting of Escrow Shares to family members or family trusts, (c) any transfer for estate planning purposes of Escrow Shares to persons immediately related to such transferor by blood, marriage or adoption, or any trust solely for the benefit of such transferor and/or the persons described in the preceding clause, or (d) the exercise of an option granted by one or more of the Initial Stockholders to a third party prior to the date hereof; provided, however, that with respect to each of the transfers described in clauses (a), (b), (c) and (d) of this sentence, prior to such transfer, the transferee of such transfer, or the trustee or legal guardian on behalf of any transferee, agrees in writing to be bound by the terms of this Agreement and of the corresponding Insider Letter signed by the Initial Stockholder transferring such Escrow Shares. During the period in which Escrow Shares are held in escrow, the Initial Stockholders shall not pledge or grant a security interest in such Escrow Shares or grant a security interest in their rights under this Agreement.

4.4. Insider Letters. Each of the Initial Stockholders has executed a letter agreement with the Underwriters and the Company, dated as indicated on Exhibit A hereto, and which is filed as an exhibit to the Registration Statement (“Insider Letter”), respecting the rights and obligations of such Initial Stockholder in certain events, including but not limited to the liquidation of the Company.

5. Concerning the Escrow Agent.

5.1. Good Faith Reliance. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

5.2. Indemnification. The Escrow Agent shall be indemnified and held harmless by the Company from and against any expenses, including counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, or the Escrow Shares held by it hereunder, other than expenses or losses arising from the gross negligence or willful misconduct of the Escrow Agent. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing. In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in an appropriate court to determine ownership or disposition of the Escrow Shares or it may deposit the Escrow Shares with the clerk of any appropriate court or it may retain the Escrow Shares pending receipt of a final, non-appealable order of a court having jurisdiction over all of the parties hereto directing to whom and under what circumstances the Escrow Shares are to be disbursed and delivered. The provisions of this Section 5.2 shall survive in the event the Escrow Agent resigns or is discharged pursuant to Sections 5.5 or 5.6 below.

5.3. Compensation. The Escrow Agent shall be entitled to reasonable compensation from the Company for all services rendered by it hereunder. The Escrow Agent shall also be entitled to reimbursement from the Company for all expenses paid or incurred by it in the administration of its duties hereunder including, but not limited to, all counsel, advisors’ and agents’ fees and disbursements and all taxes or other governmental charges.

5.4. Further Assurances. From time to time on and after the date hereof, the Company and the Initial Stockholders shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

5.5. Resignation. The Escrow Agent may resign at any time and be discharged from its duties as escrow agent hereunder by its giving the other parties hereto written notice and such resignation shall become effective as hereinafter provided. Such resignation shall become effective at such time that the Escrow Agent shall turn over to a successor escrow agent appointed by the Company, the Escrow Shares held hereunder. If no new escrow agent is so appointed within the 60 day period following the giving of such notice of resignation, the Escrow Agent may deposit the Escrow Shares with any appropriate court it reasonably deems appropriate.

5.6. Discharge of Escrow Agent. The Escrow Agent shall resign and be discharged from its duties as escrow agent hereunder if so requested in writing at any time by the Company and a majority of the Initial Stockholders, jointly, provided, however, that such resignation shall become effective only upon acceptance of appointment by a successor escrow agent as provided in Section 5.5.

5.7. Liability. Notwithstanding anything herein to the contrary, the Escrow Agent shall not be relieved from liability hereunder for its own gross negligence or its own willful misconduct.

6. Miscellaneous.

6.1. Governing Law. The validity, interpretation, and performance of this Agreement shall be governed in all respects by the laws of the State of New York, without giving effect to any choice or conflict of law, provision or rule (whether of the State of New York or any other jurisdiction that would cause the application of the laws of any jurisdiction other than the State of New York). The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenience forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 6.6 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim.

6.2. Third Party Beneficiaries. Each of the Initial Stockholders hereby acknowledges that the Underwriters are third party beneficiaries of this Agreement and this Agreement may not be modified or changed without the prior written consent of the Underwriters.

6.3. Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and, except as expressly provided herein, may not be changed or modified except by an instrument in writing signed by the party to be charged.

6.4. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation thereof.

6.5. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their legal representatives, successors and assigns.

6.6. Notices. Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or by facsimile transmission:

If to the Escrow Agent, to:

Continental Stock Transfer

& Trust Company

17 Battery Place

New York, New York 10004

Attn: Steven G. Nelson

Fax No.: (212) 509-5150

If to the Company, to:

Boulder Specialty Brands, Inc.

6106 Sunrise Ranch Drive

Longmont, Colorado 80503

Fax No.: (303) 682-1978

in either case with a copy to:

Citigroup Global Markets Inc.

390 Greenwich Street

New York, New York 10038

Fax No.: (212) 723-8871

and

Roth Capital Partners, LLC

24 Corporate Plaza

Newport Beach, California 92660

Fax No.: (310) 445-5864

The parties may change the persons and addresses to which the notices or other communications are to be sent by giving written notice to any such change in the manner provided herein for giving notice.

6.7. Liquidation of Company. The Company shall give the Escrow Agent written notification of the liquidation and dissolution of the Company in the event that the Company fails to consummate a Business Combination within the time period(s) specified in the Prospectus.

[signature page follows]

IN WITNESS WHEREOF, the parties have duly executed this Stock Escrow Agreement as of the date first written above.

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Escrow Agent

By:
Name:
Title:

BOULDER SPECIALTY BRANDS, INC.

By:
Name: Stephen B. Hughes
Title: Chairman and Chief Executive Officer

STEPHEN B. HUGHES

By:

JAMES E. LEWIS

By:

WILLIAM E. HOOPER

By:

ROBERT F. MCCARTHY

By:

MICHAEL R. O’BRIEN

By:

GERALD J. LABER

By:

JOHN T. STOFKO

By:

CAROLINE ELISE HUGHES IRREVOCABLE TRUST

By:

JOHN TREVELYN HUGHES IRREVOCABLE TRUST

By:

HENRY THOMAS HUGHES IRREVOCABLE TRUST

By:

STEPHEN FELDHAUS

By:

JANIS M. LEWIS

By:

JEFFREY R. NIEDER

By:

PETER MAZULA

By:

LEE ANNE LEWIS

By:

SUNSET OASIS TRUST NO. 1

By:
Stephen Feldhaus, Trustee

SUNSET OASIS TRUST NO. 2

By:
Stephen Feldhaus, Trustee

SUNSET OASIS TRUST NO. 3

By:
Stephen Feldhaus, Trustee

ROBERT J. GILLESPIE

By:

ROBERT S. GLUCK

By:

ROBYN L. DUDA

By:

EARL E. HOELLEN

By:

EXHIBIT A